UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
(Address of principal executive offices and Zip Code)

(763) 235-3540
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Agreements with Aspire Capital Fund, LLC

On October 24, 2011, Kips Bay Medical, Inc., a Delaware corporation (referred to herein as the “Company” or “we”), entered into a Common Stock Purchase Agreement with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), dated as of October 24, 2011 (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of our shares of common stock over a three year period as set forth in the terms of the Purchase Agreement.  Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, dated as of October 24, 2011 (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale by Aspire Capital of the shares of our common stock that have been and that may be issued to Aspire Capital under the Purchase Agreement (the “Registrable Securities”).  We agreed to file the initial registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on or before November 21, 2011.

As described in more detail below, generally under the Purchase Agreement the Company has two ways it can elect to sell shares of common stock to Aspire Capital on any business day the Company selects: (1) through a regular purchase of up to 100,000 shares at a known price based on the market prices of our common stock prior to the time of each sale, and (2) through a VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lessor of the closing sale price or 95% of the volume weighted average price for such purchase date.

Specifically, after the SEC declares the Company’s initial registration statement effective, from time to time over a 36-month period, on any trading day on which the closing sale price of our common stock exceeds $1.00, we have the right, in our sole discretion, to present Aspire Capital with a regular purchase notice directing Aspire Capital to purchase up to the lesser of 100,000 shares of our common stock, or a number of shares of common stock with an aggregate purchase price of $500,000, per trading day (up to an aggregate of $20.0 million of our common stock) at a per share price (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of our common stock on the Purchase Date and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive trading days ending on the trading day immediately preceding the Purchase Date.  The Purchase Agreement provides we cannot sell shares to Aspire Capital on any day that the closing sale price is less than $1.00. We will control the timing and amount of any sales of our common stock to Aspire Capital through a regular purchase and will always know the Purchase Price before we give notice to sell such shares to Aspire Capital. We may deliver multiple purchase notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.  There are no trading volume requirements or restrictions under the Purchase Agreement.  Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to up to 30% of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”).  The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the VWAP Purchase Date, or (ii) 95% of the volume weighted average price for all or a portion of the Company’s common stock traded on the VWAP Purchase Date.  The 95% of the volume weighted average price shall be calculated based on the shares traded during (i) the VWAP Purchase Date if the aggregate shares to be purchased on such date does not exceed the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum.  Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) a higher price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the

VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of our common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold.

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 3,164,357 shares (19.9% of the Company’s outstanding shares as of October 24, 2011, the date of the Purchase Agreement), unless stockholder approval is obtained in compliance with the applicable listing maintenance rules of The NASDAQ Global Market.  The Company currently does intend to seek stockholder approval of the transactions contemplated by the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties.  The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty to us.  Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.  We did not pay Aspire Capital any expense reimbursement in connection with the transaction.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.  In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we agreed to pay Aspire Capital a commitment fee of 378,788 shares of our common stock (the “Commitment Shares”).  We expect that any proceeds received by the Company from sales of our common stock to Aspire Capital under the Purchase Agreement will be used to support our regulatory efforts, and for working capital and general corporate purposes.

The issuance of the Commitment Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Agreement with Cohen and Company Capital Markets, LLC

Effective October 13, 2011, the Company entered into an Engagement and Fee Letter with Cohen and Company Capital Markets, LLC, a Delaware limited liability company (“CCCM”), (the “Engagement Agreement”), pursuant to which CCCM agreed to act as the Company’s financial advisor in connection with the Purchase Agreement with Aspire Capital described above.  As compensation for CCCM’s services, the Company has agreed to pay CCCM a cash fee equal to 3% of the aggregate consideration paid or payable for any securities sold to Aspire Capital.  The Company is obligated to pay these fees within the first three (3) business days of the month following the date at which a sale to Aspire Capital takes place.  The Engagement Agreement also provides that the Company shall indemnify CCCM for any claims, damages or liabilities related to or arising out of (i) the Company’s actions or failure to act in connection with sales to Aspire Capital, or (ii) the Engagement Agreement and CCCM’s performance of services pursuant to the Engagement Agreement.

The foregoing description of the Engagement Agreement is not a complete description of all the terms of that agreement.  For a complete description of all the terms, we refer you to the full text of the Engagement Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as well as the Company’s various other filings with the SEC.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01                                             Other Events.

On October 25, 2011, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

4.1                                 Registration Rights Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC.

10.1                           Common Stock Purchase Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC.

10.2                           Engagement and Fee Letter, dated as of October 13, 2011, by and between the Company and Cohen and Company Capital Markets, LLC.

99.1                           Press Release dated October 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kips Bay Medical, Inc.

Date: October 25, 2011	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Registration Rights Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC.

Exhibit 10.1	Common Stock Purchase Agreement, dated as of October 24, 2011, by and between the Company and Aspire Capital Fund, LLC.

Exhibit 10.2	Engagement and Fee Letter, dated as of October 13, 2011, by and between the Company and Cohen and Company Capital Markets, LLC.

Exhibit 99.1	Press Release dated October 25, 2011.